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                                                                    Exhibit 23.3

RP FINANCIAL, LC.
-------------------------------------------------
Financial Services Industry Consultants

                                                         September 24, 2002



Board of Managers
The Provident Bank
830 Bergen Avenue
Jersey City, New Jersey 07306-4599

Members of the Board:

         We hereby consent to the use of our firm's name in the registration statement on Form S-1, applications for the conversion and holding company formation and any amendments thereto, for The Provident Bank ("Provident") in which Provident will become a wholly-owned subsidiary of Provident Financial Services, Inc. ("Provident Financial"), and Provident Financial will sell its Common Stock to the public. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Provident Financial Services, Inc. as amended.

                                                   Sincerely,




                                                   /s/RP FINANCIAL, LC.




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